EXHIBIT 3.1

                      [TEXAS SECRETARY OF STATE LETTERHEAD]

                          CERTIFICATE OF INCORPORATION

                                       OF

                       DIRECT WIRELESS COMMUNICATIONS INC
                             CHARTER NUMBER 01623310

         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE CF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

         ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPERATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF
ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW,THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.



DATED APR. 6, 2001

EFFECTIVE APR. 6, 2001


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Article 1:        THE name of the corporation shall BE Direct Wireless
                  Communications, Inc.

Article II: THE REGISTERED AGENT OF THE CORPORATION SHALL BE NANCY HEEL, RESIDING AT 2205 LEAR LANE, AUSTIN, TX 78745

ARTICLE III: The Director of the Corporation shall be Jerry W. Petermann, residing at 1718 Rowe Lane, Pflugerville, TX 78660

ARFICLE IV:       The total number of shares of stock authorized by the
                  corporation shall be Ten Million (10,000,000). The shares of THE corporation are designated as having no par value.

ARTICLE V: The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000.00).

ARTICLE V II:     The purpose for which THE corporation is organized is FOR THE transaction of any and all lawful business for which corporations may be incorporated under the Texas Business
                  Corporation Act.

ARTICLE V III:    The incorporator of THE corporation is Jerry W. PETERMANN,
                  1718 Rowe Lane, Pflugerville, TX 78660.


THE UNDERSIGNED Incorporator signs these articles of incorporation SUBJECT TO THE penalty imposed by article 10.02, Texas Business CORPORATION Act, for the submission of a false or fraudulent document.


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